                                                               EXHIBIT (h)(8)(b)

                 AMENDMENT NO. 4 TO FUND PARTICIPATION AGREEMENT

     This Amendment No. 4 to the Fund Participation Agreement ("Agreement") dated October 2, 2000, between Janus Aspen Series, an open-end management investment company organized as a Delaware business trust (the "Trust"), Janus Distributors LLC ("Distributor"), a Delaware limited liability company, and The United States Life Insurance Company in the City of New York, a New York company (the "Company") is effective as of July 1, 2008.

                                    AMENDMENT

     For good and valuable consideration, the receipt of which is hereby acknowledged, the parties agree to amend the Agreement as follows:

     1. Schedule A of this Agreement shall be deleted and replaced with the attached Schedule A.

     2. All other terms of the Agreement shall remain in full force and effect.

     IN WITNESS WHEREOF, the parties have caused their duly authorized officers to execute this Amendment as of the date and year first above written.

JANUS DISTRIBUTORS LLC


By:
    ---------------------------------
Name:
      -------------------------------
Title:
       ------------------------------


JANUS ASPEN SERIES


By:
    ---------------------------------
Name:
      -------------------------------
Title:
       ------------------------------


THE UNITED STATES LIFE INSURANCE COMPANY
IN THE CITY OF NEW YORK

                                        ATTEST:


By:                                     By:
    ---------------------------------       ------------------------------------
Name:                                   Name:
      -------------------------------         ----------------------------------
Title:                                  Title:
       ------------------------------          ---------------------------------
                                        [Corporate Seal]

                                   Schedule A
                   Separate Accounts and Associated Contracts
                              (As of July 1, 2008)

Name of Separate Account and Date          Contracts Funded
Established by the Board of Directors.     By Separate Account
----------------------------------------   -------------------------------------
The United States Life Insurance Company   Platinum Investor VUL
In the City of New York                    Platinum Investor Survivor VUL
Separate Account USL VL-R                  Platinum Investor PLUS VUL
(August 8, 1997)                           Platinum Investor Survivor II VUL
                                           Platinum Investor VIP VUL
                                           AIG Protection Advantage VUL

The United States Life Insurance Company   Platinum Investor Immediate Variable
In the City of New York                    Annuity
Separate Account USL VA-R
(August 8, 1997)